UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 26, 2018
Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-2989	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City, MO	64106
(Address of principal executive offices)	(Zip Code)

(816) 234-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On Friday, January 26, 2018, the Board of Commerce Bancshares, Inc. (the Company) appointed Ms. Karen L. Daniel to fill the vacancy created by Mr. James B. Hebenstreit's resignation. Ms. Daniel will serve Mr. Hebenstreit’s remaining term and position on the Board until 2020. Ms. Daniel will also serve on the Audit and Risk Committee of the Board.

Ms. Daniel graduated from Northwest Missouri State University and received her master's degree in accounting from the University of Missouri-Kansas City. She spent 11 years with the certified public accounting firm of Peat Marwick (KPMG), rising to Senior Audit Manager.

She joined Black & Veatch in 1992 with the internal audit group, was named Chief Financial Officer in 1999 and joined the Black & Veatch Board of Directors in 2006. In her role as CFO, she is responsible for developing and executing business strategies, and as President of Black & Veatch's Global Finance & Technology Solutions Division, leads the global finance and IT organizations.
Ms. Daniel serves on numerous public and philanthropic boards; Snap-on, Inc., Blue Cross and Blue Shield of Kansas City and Northwest Missouri State University Foundation, as well as recently completed her tenure as the 2017 Chair of the KC Chamber Board of Directors. Ms. Daniel also served as Vice-Chair of former President Obama's Advisory Council on Doing Business in Africa.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	/s/ Jeffery D. Aberdeen
Jeffery D. Aberdeen
Controller (Chief Accounting Officer)
Date: January 30, 2018